EXHIBIT 10.5
SECOND AMENDMENT TO MULTI-TENANT INDUSTRIAL LEASE
     THIS SECOND AMENDMENT TO MULTI-TENANT INDUSTRIAL LEASE (this “Amendment”) is entered into as of this 21st day of August, 2007, by and between BMR-TORREYANA LLC, a Delaware limited liability company (“Landlord”), as successor-in-interest to AEW/LBA Acquisition Co. II, LLC (“Original Landlord”), and VERTEX PHARMACEUTICALS (SAN DIEGO) LLC (“Tenant”), a Delaware limited liability company, as successor-in-interest to Aurora Biosciences Corporation (“Original Tenant”).
RECITALS
     A. WHEREAS, Original Landlord and Original Tenant entered into that certain Multi-Tenant Industrial Lease dated as of April 7, 1997, as amended by that certain First Amendment to Multi-Tenant Industrial Lease dated as of September 1, 1997 (collectively, and as the same may have been further amended, supplemented or modified from time to time, the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 11010 Torreyana Road in San Diego, California (the “Building”);
     B. WHEREAS, Tenant desires to extend the term of the Lease; and
     C. WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.
AGREEMENT
     NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:
     1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein. The Lease, as amended by this Amendment, shall be referred to herein as the “Amended Lease.”
     2. Extension Term. The term of the Lease is hereby extended for five (5) years, ending on September 30, 2013 (the “Expiration Date”). The period from October 1, 2008, through the Expiration Date shall be referred to herein as the “Extension Term.” Nothing in this Section 2 shall affect Tenant’s right to exercise the Extension Options under the Lease.
     3. Basic Rent. As of the commencement of the Extension Term, Annual Basic Rent shall equal Two Million Six Hundred Seventy-Nine Thousand Seven Hundred Thirty-Two Dollars ($2,679,732), and Monthly Basic Rent shall equal Two Hundred Twenty-Three Thousand Three Hundred Eleven Dollars ($223,311). Annual Basic Rent and Monthly Basic Rent shall increase on each annual anniversary of the commencement of the Extension Term by four percent (4%).
     4. Repairs and Maintenance.

          a. The following language is hereby deleted from Section 4.1 of the Lease: “but Common Area shall include the ground floor entryway threshold, ground floor lobby, elevators and all stairwells (except the middle stairwell).”
          b. Subsection 11.3(c) of the Lease is hereby deleted and of no further force or effect.
     5. Taxes. Section 10.3 of the Lease is hereby deleted and of no further force or effect.
     6. Condition of Premises. Tenant acknowledges that (a) it is in possession of and is fully familiar with the condition of the Premises and, notwithstanding anything contained in the Lease to the contrary, agrees to take the same in its condition “as is” as of the first day of the Extension Term, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s continued occupancy for the Extension Term or to pay for any improvements to the Premises, except as may be expressly provided in the Lease.
     7. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment (“Broker”), and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.
     8. No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.
     9. Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.
     10. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference.
     11. Counterparts. This Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.

     IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.
LANDLORD:

BMR-TORREYANA LLC, a Delaware limited liability company
By:	/s/ Gary A. Kreitzer
	Name:	Gary A. Kreitzer
	Title:	Executive V.P.

TENANT:

VERTEX PHARMACEUTICALS (SAN DIEGO) LLC, a Delaware limited liability company
By:	/s/ Kenneth S. Boger
	Name:	Kenneth S. Boger
	Title:	Secretary